UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2025

PLUMAS BANCORP
(Exact name of registrant as specified in its charter)

California	000-49883	75-2987096
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5525 Kietzke Lane, Suite 100, Reno, Nevada	89511
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (775) 786-0907

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	PLBC	NASDAQ Capital Market

Item 2.01. Completion of Acquisition or Disposition of Assets.

On July 1, 2025 (the “Closing Date”), Plumas Bancorp (the “Company”) completed its previously announced acquisition of Cornerstone Community Bancorp (“Cornerstone”) pursuant to an Agreement and Plan of Merger and Reorganization, dated as of January 28, 2025, by and between the Company and Cornerstone (the “Merger Agreement”).

Pursuant to the Merger Agreement, on the Closing Date, Cornerstone merged with and into the Company (the “Merger”) with the Company continuing as the surviving corporation. Immediately following the Merger, Cornerstone’s subsidiary, Cornerstone Community Bank merged with and into the Company’s subsidiary, Plumas Bank with Plumas Bank as the surviving bank.

Pursuant to the terms of the Merger Agreement, upon the completion of the Merger, each share of Cornerstone common stock outstanding immediately prior was converted into the right to receive 0.6608 shares of common stock of the Company and $9.75 cash, with cash paid in lieu of fractional shares.

The total aggregate consideration delivered to holders of Cornerstone common stock in the Merger was 1,003,821 shares of Company common stock and $14.8 million cash. In addition, in accordance with the Merger Agreement, the Company paid approximately $1.3 million to holders of options to purchase Cornerstone common stock that were terminated in connection with the Merger. The Company also assumed options to purchase 35,000 shares of Cornerstone common stock representing, on an as-converted basis, options to purchase 30,803 shares of the Company’s common stock.

The issuance of shares of the Company’s common stock in the Merger was registered under the Securities Act of 1933, as amended, pursuant to a registration statement on Form S-4 (File No. 333-286273) filed by the Company with the Securities and Exchange Commission on March 31, 2024 and declared effective on April 11, 2025. The registration statement includes additional information about the Merger Agreement and the Merger.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As a result of and upon the completion of the Merger, the Company assumed Cornerstone’s obligations with respect to an aggregate principal amount of $12 million of subordinated notes, comprised of (a) $2 million in aggregate principal amount of 4.75% Fixed to Floating Rate Subordinated Notes due November 30, 2035 (the “2035 Notes”) and (b) $10 million in aggregate principal amount of 4.75% Fixed-to-Floating Rate Subordinated Notes due November 30, 2030 (the “2030 Notes”). The 2035 Notes, which were issued in 2020, have a fixed interest rate of 4.75% for the first ten years and thereafter a quarterly variable interest rate equal to the then current three-month term Secured Overnight Financing Rate (“SOFR”) plus 4.14%. The 2030 Notes, which were issued in 2020, have a fixed interest rate of 4.75% for the first five years and thereafter a quarterly variable interest rate equal to the then current three-month term SOFR plus 4.52%.

The notes have not been filed herewith pursuant to Item 601(b)(4)(iii) of Regulation S-K under the Securities Act. The Company will furnish a copy of such note to the Commission upon request.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In accordance with the Merger Agreement, on June 30, 2025, the Company’s board of directors appointed Ken Robison, a former director of Cornerstone, as a director of the Company, effective upon the completion of the Merger on July 1, 2025. Other than the Merger Agreement, there are no arrangements pursuant to which Mr. Robison was selected as a director. There are no transactions in which Mr. Robison has an interest requiring disclosure under Item 404(a) of Regulation S-K. Board committee assignments have not yet been determined. Mr. Robison will be entitled to the same compensation as is provided to the other non-employee directors of the Company. A description of this compensation is set forth under the heading “Compensation of Directors” on page 31 of the Company’s Definitive Proxy Statement for its 2025 Annual Meeting of Shareholders filed with the SEC on April 10, 2025, and is incorporated herein by reference.

Mr. Robison is expected to enter into the same forms of indemnification agreement with the Company and the Bank as the Company’s other directors, which agreements supplement the indemnification provisions of the Company’s and the Bank’s Articles of Incorporation and Bylaws by contractually obligating the Company and the Bank to indemnify, and to advance expenses to, such persons to the fullest extent permitted by applicable law. The foregoing description of the indemnification agreement is not intended to be complete and is qualified in its entirety by reference to the forms of indemnification agreements filed at Exhibit 10.1 and 10.2 to this report and are incorporated herein by reference.

Item 8.01. Other Events.

On July 2, 2025, the Company issued a press release announcing the completion of the Merger. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1*
Agreement and Plan of Merger and Reorganization dated as of January 28, 2025, by and between Plumas Bancorp and Cornerstone Community Bancorp (incorporated by reference to Exhibit 2.1 to the Company’s Form 8-K, filed on January 29, 2025)

10.1	Form of Indemnification Agreement (Plumas Bancorp) (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed on August 20, 2020)
10.2	Form of Indemnification Agreement (Plumas Bank) (incorporated by reference to Exhibit 10.2 to the Company’s Form 8-K file on August 20, 2020)
99.1	Press Release dated July 2, 2025
104	Cover Page Interactive Data File

* Certain schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K promulgated by the SEC. Plumas agrees to furnish a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Plumas Bancorp (Registrant)

Date: July 2, 2025	By:	/s/ Richard L. Belstock
Name: Richard L. Belstock
Title: Chief Financial Officer